UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2017

NorthStar/RXR New York Metro Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-200617 (Commission File Number)	46-5183321 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
399 Park Avenue, 18th Floor, New York, NY 10022
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2017, Daniel R. Gilbert, a Co-Chairman of the board of directors (the “Board”) of NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR”) and its Chief Executive Officer and President, delivered a Notice of Resignation to Colony NorthStar, Inc., NorthStar/RXR’s co-sponsor (the “CLNS Sponsor”), tendering his resignation from the CLNS Sponsor and its affiliates effective as of January 11, 2018. In addition, as a result of the foregoing, Mr. Gilbert resigned as a member of the Board and as Co-Chairman, Chief Executive Officer and President of NorthStar/RXR effective as of December 15, 2017.

The decision by Mr. Gilbert was not a result of any disagreement with NorthStar/RXR on any matter relating to NorthStar/RXR’s operations, polices or practices.

On December 15, 2017, the Board appointed David Schwarz as a member of the Board, Chief Executive Officer and President to fill the vacancy created by Mr. Gilbert’s resignation effective as of December 15, 2017. Scott H. Rechler will continue as the sole Chairman of NorthStar/RXR.

Mr. Schwarz, age 39, is a Managing Director at the CLNS Sponsor, having previously held the position of Managing Director for one of the CLNS Sponsor's predecessors, Colony Capital, Inc. (“Colony Capital”). Mr. Schwarz is also the Chairman of NorthStar/Townsend Institutional Real Estate Fund Inc., a position he has held since December 2017. In his roles at Colony NorthStar and Colony Capital, Mr. Schwarz oversees the expansive hospitality platform and has responsibilities for other new business initiatives and investments. Prior to joining Colony Capital in 2010, Mr. Schwarz was a principal at Warburg Pincus LLC, where he originated, structured and managed real estate investments throughout the United States. Prior to joining Warburg Pincus, Mr. Schwarz worked at the Carlyle Group, where he focused primarily on U.S. real estate acquisitions. Mr. Schwarz began his career in the Real Estate Investment Banking Division at Merrill Lynch & Co. Mr. Schwarz received a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar/RXR New York Metro Real Estate, Inc.

Date: December 15, 2017	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary